UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2022

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On October 11, 2022, Capital Bancorp, Inc. (the “Company”), the holding company for Capital Bank, N.A. (the “Bank”), issued a press release (the “Press Release”) reporting that effective October 11, 2022, Steven M. Poynot was appointed Chief Operating Officer of the Bank, replacing Karl Dicker, who was transferred within the Company to become the President of OpenSky® & Fintech.

Prior to his appointment, Mr. Poynot was Executive Vice President, Chief Operating Officer of F&M Trust, in Chambersburg, Pennsylvania from February 2022 to September 2022. In this role he had the management responsibility for Commercial & Retail Banking, Information Technology, Deposit & Loan Operations, Project Management, and Facilities. From 2005 through February 2022, Mr. Poynot served as the Executive Vice President and Chief Information Officer for Howard Bank, Baltimore, Maryland’s largest locally based bank, which was acquired by the First National Bank of Pennsylvania. Before moving into the CIO role at Howard Bank, he was the Chief Credit Officer for the bank and spent a period of time building out the commercial banking infrastructure for Howard Bank with the creation of the Credit department as well as the Client Services Support Team. Prior to moving into a Senior Management role at Howard Bank, Mr. Poynot was a Relationship Manager focused on growing the commercial customer portfolio with a mix of commercial businesses as well as commercial real estate clients.

There are no arrangements or understandings between Mr. Poynot and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Poynot and any of the Company’s or Bank's directors or executive officers. Mr. Poynot has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

The employment agreement entered into by Mr. Poynot and the Bank is described below.

Karl Dicker, the previous Chief Operating Officer, has been named President of OpenSky® & Fintech effective as of October 11, 2022. Neither the Bank nor the Company entered into a new compensation arrangement with Mr. Dicker in connection with this title change.

Compensatory Arrangements of Certain Officers

On October 11, 2002, the Bank entered into an employment agreement, effective as of October 11, 2022 (the “Employment Agreement”), with Mr. Poynot, as Chief Operating Officer of the Bank.

The Employment Agreement provides for an initial term of three years and two months ending on December 31, 2025, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (December 31st of each year beginning in 2025). Pursuant to the Employment Agreement, Mr. Poynot is entitled to an annual base salary of $350,000. Beginning in 2023, Mr. Poynot’s base salary will be subject to an annual review by the Compensation Committee of the Company’s Board of Directors (the “Board”) for a possible increase, but not a decrease. The Employment Agreement further provides that Mr. Poynot is eligible to receive (i) annual incentive compensation up to an additional 45% of his base salary, which incentive compensation shall be paid in cash, subject to annual review by the Board, and (ii) an incentive stock award of 2,000 stock options as well as 2,000 restricted stock units pursuant to the Company's 2017 Stock and Incentive Compensation Plan, as amended. Future stock options shall be granted to Mr. Poynot at the discretion of the Compensation Committee. Mr. Poynot is also eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Mr. Poynot will also receive a $500 per month car allowance.

Mr. Poynot is entitled to certain severance benefits upon the occurrence of an event of termination without cause or if Mr. Poynot resigns for good reason, in each case as outlined and defined in the Employment Agreement. Following an event of termination without cause or a resignation for good reason, the Bank shall pay Mr. Poynot as severance for 18 months Mr. Poynot’s monthly base salary in effect on the date of termination, in equal monthly installments. Additionally, the Bank will continue to cover Mr. Poynot under its medical coverage, or under appropriate substitute individual coverages, for 18 months. If the Bank cannot continue to cover Mr. Poynot under its existing medical plan, the Bank will pay him cash during the 18 month period equal to the annual premium amount.

The payment of all such severance amounts and benefits is contingent upon Mr. Poynot’s timely execution, and non-revocation of, a severance and release agreement in a form provided by the Bank, and the continued observance of all post-termination obligations for the periods described in the Employment Agreement.

The foregoing description of Mr. Poynot’s Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Press Release issued by the Company on October 11, 2022 regarding the appointment of Mr. Poynot described in Item 5.02 above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement, dated October 11, 2022, by and between Capital Bank, N.A. and Steven M. Poynot (filed herewith)
99.1	Press Release dated October 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Alan W. Jackson
Name: Alan W. Jackson
Title: Chief Financial Officer
October 11, 2022

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